As filed with the Securities and Exchange Commission on November 14, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

The First Marblehead Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3295311
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of Principal Executive Offices)	(Zip Code)

2003 Stock Incentive Plan, as amended

(Full Title of the Plan)

Peter B. Tarr
Chairman of the Board of Directors and General Counsel

The First Marblehead Corporation
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, MA 02199-8157
 (Name and Address of Agent For Service)

(800) 895-4283

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,500,000 shares	$26.59(2)	$39,877,500(2)	$4,693.58

(1)                                  In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on November 9, 2005.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

                This registration statement on Form S-8 is filed to register the offer and sale of an additional 1,500,000 shares of the registrant’s common stock, $0.01 par value per share, to be issued under the registrant’s 2003 Stock Incentive Plan, as amended (the “Plan”).  In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-110523, filed by the registrant on November 14, 2003, relating to the Plan and the registrant’s 1996 Stock Option Plan, 2002 Director Stock Plan and 2003 Employee Stock Purchase Plan.

                Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

                Item 8. Exhibits.

                The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 14th day of November, 2005.

The First Marblehead Corporation

By:	/s/ Jack L. Kopnisky
Jack L. Kopnisky
Chief Executive Officer, President and Chief
Operating Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of The First Marblehead Corporation, hereby severally constitute and appoint Jack L. Kopnisky, Peter B. Tarr and Donald R. Peck, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The First Marblehead Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack L. Kopnisky	Chief Executive Officer, President	November 14, 2005
Jack L. Kopnisky	and Chief Operating Officer
(Principal executive officer)

/s/ Donald R. Peck	Executive Vice President, Chief	November 14, 2005
Donald R. Peck	Financial Officer, Secretary and
Treasurer (Principal financial and accounting officer)

/s/ Peter B. Tarr	Chairman of the Board of Directors	November 14, 2005
Peter B. Tarr

/s/ Stephen E. Anbinder	Vice Chairman of the Board of Directors	November 14, 2005
Stephen E. Anbinder

/s/ Leslie L. Alexander	Director	November 14, 2005
Leslie L. Alexander

/s/ William R. Berkley	Director	November 14, 2005
William R. Berkley

/s/ Dort A. Cameron III	Director	November 14, 2005
Dort A. Cameron III

Director
George G. Daly

/s/ Peter S. Drotch	Director	November 14, 2005
Peter S. Drotch

/s/ William D. Hansen	Director	November 14, 2005
William D. Hansen

INDEX TO EXHIBITS

Number	Description

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of KPMG LLP

24	Power of attorney (included on the signature pages of this registration statement)